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                              SULLIVAN & WORCESTER LLP
                              ONE POST OFFICE SQUARE
                            BOSTON, MASSACHUSETTS 02109
                                  (617) 338-2800
                               FAX NO. 617-338-2880


     IN WASHINGTON, D.C.                                IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                           767 THIRD AVENUE
   WASHINGTON, D.C. 20036                            NEW YORK, NEW YORK 10017
       (202) 775-8190                                    (212) 486-8200
    FAX NO. 202-293-2275                              FAX NO. 212-758-2151





                                                         Boston
                                                         December 26, 2001

The Trustees of
Prudential Value Fund
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077

Ladies and Gentlemen:

     You have requested our opinion, as your special Massachusetts counsel, as to certain matters of Massachusetts law relating to the organization and shares of Prudential Value Fund, a trust with transferable shares (the "Fund"), which
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was established under Massachusetts law pursuant to a Declaration of Trust dated
September 18, 1986, as amended to date (the "Declaration"). We understand that
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our opinion is requested in connection with the filing by the Fund with the
Securities and Exchange Commission (the "SEC") of Post-Effective Amendment No.
                                         ---
26 to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), Registration No. 33-9269, and Post-Effective
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Amendment No. 26 to its Registration Statement under the Investment Company Act of 1940, as amended, Registration No. 811-4864 (collectively, the "Amendment"),
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relating to the several series and classes of shares of beneficial interest,
$.01 par value per share, of the Fund (the "Shares"), and that you wish to file this letter with the SEC as an exhibit to the Amendment.

     For purposes of rendering the opinions stated herein, we have examined and are familiar with the Declaration, and we have reviewed a proof of the Amendment which we are informed is substantially the form to be filed with the SEC, including the form of the Prospectus (the "Prospectus") and the Statement of
                                           ----------
Additional Information (the "SAI") to be included therein, records of the
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actions taken by the Trustees of the Fund to authorize the issuance and sale of the Shares of its several classes, the By-laws of the Fund, as currently in effect, certificates of officers of the Fund and of public officials as to matters of fact relevant to such opinions, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of giving such opinions. We call to your attention that, in doing so, we have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

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The Trustees of
  Prudential Value Fund               -2-                      December 26, 2001


     1. The Fund is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Fund is authorized to issue an unlimited number of Shares; the Shares of each class subject to the Registration Statement have been duly and validly authorized by all requisite action of the Trustees of the Fund, and no action by the shareholders of the Fund is required in such connection.

     3. The Shares, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassessable by the Fund.

     With respect to the opinion expressed in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We consent to your filing this letter with the SEC as an exhibit to the Amendment, but we do not thereby concede that we come within the class of persons whose consent is required under Section 7 of the Securities Act.

                                             Very truly yours,

                                             /s/ SULLIVAN & WORCESTER LLP

                                             SULLIVAN & WORCESTER LLP